Exhibit 4.1 THIS BOND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES OR “BLUE SKY” LAWS OF ANY OTHER JURISDICTION, AND MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH SUCH REGISTRATION REQUIREMENTS OR UNDER AN EXEMPTION THEREFROM. DELMARVA POWER & LIGHT COMPANY FIRST MORTGAGE BOND, 4.27% SERIES DUE JUNE 15, 2048 Number: [_______] $[_________] PPN No.: [_______] DELMARVA POWER & LIGHT COMPANY, a Delaware and Virginia corporation (the “Company”), for value received, hereby promises to pay to [_____________], the sum of [____________] Dollars ($[__________]) on June 15, 2048, at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, and to pay interest thereon, semi-annually on June 15 and December 15 of each year at the rate of four and twenty-seven hundredths percent (4.27%) per annum, at said office or agency in like coin or currency, from the fifteenth day of June or December, as the case may be, to which interest has been paid preceding the date hereof (unless the date hereof is a June 15 or December 15 on which interest has been paid, in which case from the date hereof, or unless the date hereof is prior to December 15, 2018, in which case from June [__], 2018), until this bond shall mature, according to its terms or on prior redemption or by declaration or otherwise, and at the highest rate of interest borne by any of the bonds outstanding under the Mortgage hereinafter mentioned from such date of maturity until this bond shall be paid or the payment hereof shall have been duly provided for. The interest so payable on any June 15 or December 15 will be paid to the person in whose name this Bond is registered at the close of business on the first calendar day of the month in which the interest payment date occurs; provided, however, that interest payable at maturity will be paid to the person to whom principal is paid. In the event that any interest payment date is a legal holiday or a day on which banking institutions are authorized by law to close, then payment of interest payable on such date may be made on the next succeeding day, not a legal holiday or a day on which banking institutions are authorized by law to close, with the same force and effect as if made on the interest payment date. Interest on this bond shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The provisions of this bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place. This bond shall not become valid or obligatory for any purpose until THE BANK OF NEW YORK MELLON, the Trustee under the Mortgage, or its successor thereunder, shall have signed the certificate of authentication endorsed hereon. IN WITNESS WHEREOF, DELMARVA POWER & LIGHT COMPANY has caused this bond to be signed in its name with the manual or facsimile signature of its President or one of its Vice Presidents and its corporate seal, or a facsimile thereof, to be affixed hereto and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries. Dated: Seal:

DELMARVA POWER & LIGHT COMPANY Attest: By: Assistant Secretary Senior Vice President Trustee’s Authentication Certificate This bond is one of the bonds of the series herein designated, provided for in the within- mentioned mortgage. THE BANK OF NEW YORK MELLON, Trustee By: Authorized Officer [FORM OF REVERSE OF BOND] DELMARVA POWER & LIGHT COMPANY FIRST MORTGAGE BOND, 4.27% SERIES DUE JUNE 15, 2048 This bond is one of an issue of bonds of the Company (herein referred to as the “bonds”), not limited in principal amount, issuable in series, which different series may mature at different times, may bear interest at different rates, and may otherwise vary as in the Mortgage hereinafter mentioned, and is one of a series known as its First Mortgage Bonds, 4.27% Series due June 15, 2048 (herein sometimes referred to as “bonds of 4.27% Series ”). All bonds of all series and tranches issued and to be issued under and equally and ratably secured (except insofar as any sinking fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series or tranche) by the Mortgage and Deed of Trust, dated as of October 1, 1943, executed by the Company to THE NEW YORK TRUST COMPANY, as Trustee, to which THE BANK OF NEW YORK MELLON, a New York banking corporation, is successor Trustee (herein, together with any indentures supplemental thereto, including a One Hundred and Twenty-First Supplemental Indenture, dated as of June 1, 2018 (the “One Hundred and Twenty-First Supplemental Indenture”), called the “Mortgage”), to which reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights and limitations of rights of the holders of the bonds and of the Company in respect thereof, the rights, duties and immunities of the Trustee, and the terms and conditions upon which the bonds are, and are to be, issued and secured. The Mortgage contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than seventy-five percent (75%) in principal amount of all the bonds at the time outstanding (determined as provided in the Mortgage), evidenced as in the Mortgage provided, or in case the rights under the Mortgage of the holder of the bonds of one or more, but less than all, of the series of bonds outstanding shall be affected, then with the consent of the holders of not less than seventy-five percent (75%) in principal amount of the bonds at the time outstanding of the one or more series, taken in the aggregate, affected (determined as provided in the Mortgage), evidenced as in the Mortgage provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Mortgage or modifying in any manner the rights of the holders of the bonds and coupons; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any bonds, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof, without the consent of the 3 holder of each bond so affected, or (ii) reduce the aforesaid percentage of bonds, the holders of which are required to consent to any such supplemental indenture without the consent of the holders of all bonds then outstanding. Any such consent by the registered holder of this bond (unless effectively revoked as provided in the Mortgage) shall be conclusive and binding upon such holder and upon all future holders of this bond, irrespective of whether or not any notation of such consent is made upon this bond. No reference herein to the Mortgage and no provision of this bond or of the Mortgage shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this bond at the time and place, at the rate and in the coin or currency herein prescribed. The fully registered bonds of 4.27% Series are issuable in denominations of $1,000 and any integral multiple of $1,000 in excess thereof. At the office or agency to be maintained by the Company in the Borough of Manhattan, The City of New York and in the manner and subject to the limitations provided in the Mortgage, fully registered bonds of such series may be exchanged for a like aggregate principal amount of fully registered bonds of such series of other authorized denominations, and in each case without payment of any service or other similar charge, but the Company may require payment of a sum sufficient to cover any tax or taxes or other governmental charges required to be paid by the Company in relation thereto, as provided in the One Hundred and Twenty-First Supplemental Indenture. In order to enable the Trustee to comply with its obligations under applicable tax laws, rules and regulations in effect from time to time (“Applicable Law”), the Company shall provide to the Trustee, following written request from the Trustee, such information concerning the holders of the bonds of 4.27% Series as the Trustee may reasonably request in order to determine whether the Trustee has any tax-related obligations under Applicable Law with respect to the payments made to holders of the bonds of 4.27% Series, but only to the extent (a) such information is in the Company’s possession, (b) such information is not subject to any confidentiality or similar agreement or undertaking or otherwise deemed by the Company to be confidential and (c) providing such information to the Trustee does not, in the judgment of the Company, breach or violate or constitute a default under any applicable laws, rules or regulations or any instrument or agreement to which the Company of any of its affiliates is a party or may be bound. The Company, the Trustee or any paying agent for the bonds of 4.27% Series shall be permitted to make any withholding or deduction from the amount of principal and interest payable to holders of the bonds of 4.27% Series to the extent required under Applicable Law. The bonds of 4.27% Series shall be redeemable at the option of the Company prior to the express date of the maturity hereof, in whole or in part, at any time; provided that the Company may not redeem less than 5% of the aggregate principal amount of the bonds of the 4.27% Series in the case of any partial redemption. The Company shall give notice of its intent to redeem such bonds of 4.27% Series to the holders of such bonds of the 4.27% Series at least 30 days but no more than 90 days prior to the date fixed for such redemption (the “Redemption Date”). If the Company redeems all or any part of the bonds of 4.27% Series pursuant to the provisions of this paragraph, it shall pay an amount equal to 100% of the principal amount of the bonds of the 4.27% Series to be redeemed and a Make-Whole Amount, which shall be calculated as follows: “Make-Whole Amount” means, as determined by the Company, with respect to any bond of the 4.27% Series, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such bond of the 4.27% Series over the amount of such Called Principal of such bond of the 4.27% Series, provided, that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings: 4

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed. “Called Principal” means, with respect to any bond of the 4.27% Series, the principal of such bond of the 4.27% Series that is to be redeemed or has become or is declared to be immediately due and payable pursuant to the Mortgage. “Discounted Value” means, with respect to the Called Principal of any bond of the 4.27% Series, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the bonds of the 4.27% Series is payable) equal to the Reinvestment Yield with respect to such Called Principal. “Reinvestment Yield” means, with respect to the Called Principal of any bond of the 4.27% Series, the sum of (a) 0.50% plus (b) the yield to maturity implied by the “Ask Yield(s)” reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (i) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between the “Ask Yields” Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable bond of the 4.27% Series. If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any bond of the 4.27% Series, the sum of (x) 0.50% plus (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable bond of the 4.27% Series. “Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect 5 to such Called Principal by (b) the number of years, computed on the basis of a 360-day year comprised of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment. “Remaining Scheduled Payments” means, with respect to the Called Principal of any bond of the 4.27% Series, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the bonds of the 4.27% Series, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date. “Settlement Date” means, with respect to the Called Principal of any bond of the 4.27% Series, the date on which such Called Principal is to be prepaid or has become or is declared to be immediately due and payable pursuant to the Mortgage, as the context requires. The Company’s notice of redemption to the holders of bonds of 4.27% Series shall specify such date (which shall be a Business Day), the aggregate principal amount of the bonds of 4.27% Series to be prepaid on such date, the principal amount of each bond of 4.27% Series held by such holder to be prepaid (determined in accordance with the next paragraph hereof), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of the chief financial officer, principal accounting officer, treasurer, assistant treasurer or comptroller of the Company (each, a “Senior Financial Officer”) as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to the Trustee and each holder of bonds of 4.27% Series a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date. In the case of each partial prepayment of the bonds of 4.27% Series, the principal amount of the bonds of 4.27% Series to be prepaid shall be allocated among all of the bonds of 4.27% Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment. In the case of each prepayment of bonds of 4.27% Series, the principal amount of each bond of 4.27% Series to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any bond of 4.27% Series paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no bond of 4.27% Series shall be issued in lieu of any prepaid principal amount of any bond of 4.27% Series. The Company shall deliver to the Trustee before any Redemption Date for the bonds of 4.27% Series its calculation of the amount applicable to such redemption. The Trustee shall be under no duty to inquire into, may presume the correctness of, and shall be fully protected in acting upon, the Company’s calculation of any Redemption Price of the bonds of 4.27% Series. 6

If at the time notice of redemption is given the redemption moneys are not on deposit with the Trustee, then the redemption shall be subject to the receipt of such moneys on or before the Redemption Date, and such notice shall be of no effect unless such moneys are received. The Mortgage provides that if the Company shall deposit with the Trustee in trust for the purpose funds sufficient to pay the principal of all of the bonds of any series, or such of the bonds of any series as have been or are to be called for redemption, and premium, if any, thereon, and all interest payable on such bonds to the date on which they become due and payable at maturity or upon redemption or otherwise, and shall comply with the other provisions of the Mortgage in respect thereof, then from the date of such deposit such bonds shall no longer be entitled to any lien or benefit under the Mortgage. The principal hereof may be declared or may become due prior to the express date of the maturity hereof on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided. This bond is transferable as prescribed in the Mortgage by the registered holder hereof in person, or by his or her duly authorized attorney, at the office or agency to be maintained by the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this bond, and thereupon a new fully registered bond or bonds of authorized denominations of the same series and for the same aggregate principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage, and in each case without payment of any service or other similar charge as provided in the One Hundred and Twenty-First Supplemental Indenture. The Company and the Trustee, any paying agent and any bond registrar may deem and treat the person in whose name this bond is registered as the absolute owner hereof, whether or not this bond shall be overdue, for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustee nor any paying agent nor any bond registrar shall be affected by any notice to the contrary. No recourse shall be had for the payment of the principal of, premium, if any, and interest on, this bond, or for any claim based hereon, or otherwise in respect hereof, or based on, or in respect of, the Mortgage, against an incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being waived and released by the holder and owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage. 7